1 Source: comScore December 2015. December 2015 total U.S. unique visitors to our U.S. sites totaled 119 million.

1 We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill; intangibles; fixed assets and investment; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2 Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non- operating assets; pension plan settlements and/or curtailments; gains and losses on extinguishment of debt; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

1 We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill; intangibles; fixed assets and investment; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2 The Full Year 2015 Actuals include capital expenditures of ~$161 million offset by ~$46 million of tenant improvement allowances.

Time Inc.

Management Presentation and Fourth Quarter 2015 Financial Results



FEBRUARY 11, 2016

Disclaimer

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the "Company") and its business. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP financial measures such as operating income before depreciation and amortization ("OIBDA"), Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow in addition to, and not as a substitute for, the Company's Operating Income (Loss), Net Income (Loss), Diluted EPS and various cash flow measures (e.g., Cash Provided by (Used in) Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP.

Note: Throughout the presentation, certain numbers will not sum to the total due to rounding.

Time Inc. is all about creating powerful engagements with consumers and advertisers.

We are the leading content company and the preferred destination for people who crave storytelling that is genuine, compelling and impossible to forget.

At Time Inc. we embrace all forms of content from investigative long-form to social quick takes.







Time Inc. delivers our content through multiple voices and lenses across every audience segment.

Social media and the consumption of content on mobile platforms are allowing us to reach larger audiences than ever before – 120 million in print, over 150 million across desktop and mobile, and 189 million through social media.



Each new wave of technology creates extraordinary new opportunities.

Technology allows us to more effectively target consumers; and it provides better opportunities to expand our storytelling capabilities and have more meaningful emotional engagements with current and future audiences.

In this world, trusted brands, quality content and deeply engaged audiences will win.



Trust, deep engagement and emotional experiences are what Time Inc. offers consumers and advertisers.

Our diverse portfolio of brands, which sit across all platforms, allows us to touch audiences with the right content at the right time.

We engage audiences with trusted, inspiring and moving storytelling; and we know that when people engage emotionally, marketing messages anchor in long-term memory.









How are we transforming Time Inc. to assure continued deep engagement with consumers and advertisers—giving them what they want, when and where they want it?

The North Star of Time Inc. is rebuilding the company for revenue growth.

We currently estimate that the company will achieve revenue crossover in 2016.

Pillars of Revenue Crossover

1. Configuring Our Team for Leadership in the Current Media Environment
2. Using our Authority to Build Digital Properties that Maximize the Benefits of our Scale
3. Better Targeting & Customization with Data
4. Branded Content & Native Solutions
5. Video
6. New Experiences



1 Configuring Our Team for Leadership in the Current Media Environment

Time Inc. is becoming a talent magnet that attracts and retains the best and brightest.

We are building on a core of excellence.

We are adding capabilities to position us for our return to growth including video, native content, social media, events, data, programmatic, performance marketing, etc.

New talent and partners come to us very excited to bring their skill sets and knowledge to a company with our powerful brands.



2 Using our Authority to Build Digital Properties that Maximize the Benefits of our Scale

Great storytelling works very well on desktop, mobile and social platforms.

Something really special has been happening at Time Inc.

Over the past two years, we've increased our monthly domestic unique visitors from 65 million to 119 million.

Breaking through the ceiling of 100 million U.S. UVs means that it's viable for us to layer in new digital businesses and sources of revenue including native products, video and performance-based solutions.

We believe our digital advertising revenue could increase significantly by growing native, branded content and video.

We expect meaningful improvements in the monetization of our large-scale mobile and social audiences.


SI
InStyle
Quarter-season report card: Gurley announces his arrival
Following Philbin: Where might Dolphins turn now?
Playoff success has been elusive for most of '15 field
THIS IS THE FORD F-150.

3 Better Targeting & Customization with Data

Media companies need a roadmap to target individuals and customize content experiences and marketing messages.

In 2015, we experienced very strong growth of programmatic revenues. We began making investments including hiring a team of data scientists to position us to continue to benefit from these favorable trends in the advertising space.

Building on that opportunity, we have entered into a series of agreements for the acquisition of the assets of Viant Technology Inc., a data-driven leader in people-based marketing.

The acquisition will enable Time Inc. to combine our premium content, subscriber and visitor data, and advertising inventory with Viant's first-party data and targeting capabilities to bring substantial value to clients of both platforms.



4 Branded Content & Native Solutions

CMOs increasingly want to create content for their brands that engages their target audiences, and helps them to break through the clutter.

This is a natural extension for us given that Time Inc. is all about creating powerful engagements with consumers and advertisers.

Time Inc. is building out native capabilities across its portfolio and at The Foundry in Brooklyn.

Various sources have estimated that U.S. Branded Content & Native Solutions Advertising was approximately $4 billion in 2015 and is expected to grow to $9 billion by 2018. We are positioning ourselves to be a meaningful player.


TIME
Question
EVERYTHING
HYUNDAI
THE DRIVE
CHANNELS
New Cars
The Feed
In Mumbai, Taxi Interiors Are Works of Art
BY JONATHAN SCHULTZ
SHARE
BMW M2 Is MotoGP's Sexy New Safety Car
BY WILL SABEL COURTNEY
SHARE

5 Video

Time Inc.'s brands translate very well into sight, sound and motion.

With TV audiences fragmenting and rapidly declining, we believe the TV eco-system has broken wide open, and we are already participating in this disruption as advertisers shift dollars into digital video and over-the-top (OTT) offerings.

In 2015, we had extraordinary success in video with premium CPMs and triple digit year-over-year revenue growth. Our video streams increased approximately 100% year-over-year.

New studio space in lower Manhattan and food studios in Birmingham will allow us to more than triple production capacity.

People and EW currently have over 50 video series—some continuous, some limited run—in various stages of development; and we're exploring the possibilities of an OTT network for People & EW.


FORTUNE

6 New Experiences

One of the unique characteristics of our portfolio is our ability to extend our brands, content and audiences to New Experiences.

Time Inc.'s new experiences revenues were approximately $100 million in 2015 on an annualized run-rate basis, and should be several hundred million dollars by 2019.

Time Inc. is currently a big player in Live Media with over 600 events annually. We are positioned to expand our existing Live Media franchises and launch new ones including the People Pro Beauty Tour and EW Popfest in 2016.

We remain committed to reimagining our brands. In 2015, we launched SI Play which provides digital tools to serve an audience of more than 30 million youth athletes.

Time Inc. is expanding products and services offered to its loyal consumers – e.g., 2015 launch of the Essence Beauty Box.


FORTUNE
THE MOST
POWERFUL
WOMEN


ESSENCE


Sports Illustrated
Play

Fourth Quarter 2015

Financial Results

Jeff Bairstow

EVP and CFO, TIME INC.

Financial Highlights

- 4Q15 revenue trends improved sequentially across advertising, circulation and other.
- Currently projecting Time Inc. will achieve consolidated revenue cross-over in 2016.
- Positive results from 2015 portfolio of growth initiatives and acquisitions. Revenues were running ahead of expectations in the fourth quarter and we are investing to support the continued growth.
- Our 2015 slate of investments and acquisitions could contribute an incremental pretax profit of $50 to $100 million by 2019.
- With the sale of the Blue Fin Building in the U.K., we ended 2015 with cash, cash equivalents and short-term investments of $711 million or $6.71 per share.
- In November 2015, we initiated share and debt repurchases; as of February 5th we had bought back $83 million of stock and $100 million face value of our senior notes.
- In 4Q15, we made an additional contribution to the U.K. pension plan of $75 million associated with the sale of the Blue Fin Building.

4Q15 Advertising Revenues



$MM
Digital Advertising
Print and Other Advertising
$496
$87
$409
$484
$102
$382
4Q14
4Q15

HIGHLIGHTS

- **Total advertising revenues down 2%**
  - In 2015, nearly half of our domestic brands achieved advertising revenue crossover
- **Print and other advertising down 7%**
  - Continued to outperform the industry
- **Digital advertising up 17%**
  - December 2015 unique visitors up 22%[1] versus 2014

[1] Source: comScore December 2015. December 2015 total U.S. unique visitors to our U.S. sites totaled 119 million.

4Q15 Circulation Revenues



$MM
Other Circulation Revenues
Newsstand Revenues
Subscription Revenues
$288
$8
$89
$191
$278
$9
$84
$185
4Q14
4Q15

HIGHLIGHTS

- **Subscription revenues down 3%**
- **Newsstand revenues down 6%**
  - People magazine achieved its highest annual market share of the celebrity newsstand category

4Q15 Other Revenues

$MM



$111
$115
4Q14
4Q15

HIGHLIGHTS

Other revenues up 4%

- 2015 acquisitions that impacted Other Revenues included our new youth sports platform (SI Play), plus the expansion of our events capabilities with inVNT, and our craft and cycling events acquisitions in the U.K.

4Q15 Operating Expenses


$MM
Costs of Revenues (COR)
SG&A
$693
$723
$325
$332
$368
$391
4Q14
4Q15

HIGHLIGHTS

- **Costs of Revenues up 2%**
- **SG&A up 6%**
- **Costs of revenues and SG&A combined increased 4%**
  - Includes $11 million of incremental real estate related expenses, plus ~400 basis points related to our growth initiatives and operations of newly acquired businesses
  - The following operating expenses are included in SG&A, but excluded from our Adjusted OIBDA calculation:

	4Q14	4Q15
Transactions-related	-	$5
Pension settlement	$1	-

4Q15 Adjusted OIBDA


$MM
$203
$159
4Q14
4Q15

HIGHLIGHTS

- **Reported 4Q15 Adjusted OIBDA[1] of $159 million**
- **Reported Adjusted Diluted EPS[2] of $0.58**

[1] We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill; intangibles; fixed assets and investment; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.
[2] Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; gains and losses on extinguishment of debt; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

4Q15 Cash Update

- 2015 ending cash of $711 million
- $623 million net proceeds from the sale of Blue Fin Building
- Quarterly dividend of $0.19 per share, or $21 million, paid on 12/15/15
- $75 million face value of debt purchased at a discount for $72 million (excluding accrued interest)
- Stock buyback of $61 million (on settlement date basis)
- As of 12/31/15, net leverage ratio of 1.37x
  - Target net leverage ratio 2.0x to 2.5x

CHANGES IN CASH AND SHORT-TERM INVESTMENTS

Beginning Cash Balance 9/30/15	**$325**
Free Cash Flow	(53)
Acquisitions/Divestitures, net	(25)
Proceeds from dispositions	623
Dividends paid	(21)
Repurchase of senior notes	(72)
Purchase of common stock	(61)
Other	(5)
Ending Cash Balance 12/31/15	**$711**

Time Inc. Outlook for 2016

$MM	FY 2015 ACTUAL	FY 2016 OUTLOOK RANGE
Revenues – as reported	(5)%	1% to 5%
Adjusted OIBDA[1]	$440	$440 to $490
Investment spending, net	($30)	($25)
Capital expenditures	$166	$85 - $105
Real estate related[2]	$115	$40
Core & growth	$51	$45 - $65

[1] We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill; intangibles; fixed assets and investment; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.
[2] The Full Year 2015 Actuals include capital expenditures of ~$161 million offset by ~$46 million of tenant improvement allowances.

Q & A

Appendix

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA
(Unaudited; in millions)

	Three Months Ended December 31,		Year Ended December 31,	
	2015	2014	2015	2014
Operating income (loss)	$ 10	$ 215	$ (823)	$ 180
Depreciation	23	24	92	101
Amortization of intangible assets	20	20	80	78
OIBDA(1)	53	259	(651)	359
Asset impairments	—	—	—	26
Goodwill impairment	—	—	952	26
Restructuring and severance costs	169	28	191	192
(Gain) loss on operating assets, net	(68)	(85)	(68)	(87)
Pension plan settlements/curtailments(2)	—	1	6	1
Other costs(3)	5	—	10	7
Adjusted OIBDA(4)	$ 159	$ 203	$ 440	$ 524

(1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

(2) Pension plan settlement charges in connection with our domestic excess pension plan are included within Selling, general and administrative expenses within the Statements of Operations.

(3) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations.

(4) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ (8)	$ 25	$ 17	$ 188	$ (43)	$ 145
Goodwill impairment	—	2	2	—	—	—
Restructuring and severance costs	169	(63)	106	28	(10)	18
(Gain) loss on operating assets, net	(68)	—	(68)	(85)	1	(84)
Pension settlements/curtailments[1]	—	—	—	1	—	1
(Gain) loss on extinguishment of debt[2]	(2)	1	(1)	—	—	—
Other costs	5	1	6	—	—	—
Adjusted Net Income (Loss)[4]	$ 96	$ (34)	$ 62	$ 132	$ (52)	$ 80

	Year Ended December 31, 2015			Year Ended December 31, 2014		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ (902)	$ 21	$ (881)	$ 123	$ (36)	$ 87
Asset impairments	—	—	—	26	(10)	16
Goodwill impairment	952	(9)	943	26	3	29
Restructuring and severance costs	191	(71)	120	192	(71)	121
(Gain) loss on operating assets, net	(68)	—	(68)	(87)	1	(86)
Pension settlements/curtailments[1]	6	(2)	4	1	—	1
(Gain) loss on extinguishment of debt[2]	(2)	1	(1)	—	—	—
(Gain) loss on non-operating assets, net[3]	(2)	—	(2)	—	—	—
Other costs	10	—	10	7	(1)	6
Adjusted Net Income (Loss)[4]	$ 185	$ (60)	$ 125	$ 288	$ (114)	$ 174

(1) Pension plan settlement charges in connection with our domestic excess pension plan are included within Selling, general and administrative expenses within the Statements of Operations.

(2) Gain on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(3) Gain on non-operating assets, net during the year ended December 31, 2015 related to assets acquired in connection with the purchase of the remaining 50% interest in a U.K. joint venture and are reflected within Other (income) expense, net on the Statements of Operations.

(4) Adjusted Net Income is defined as Net income (loss) adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; gains and losses on extinguishment of debt; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

TIME INC.
RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited; all per share amounts are net of tax)

	Three Months Ended December 31,		Year Ended December 31,	
	2015	2014	2015	2014
Diluted EPS	$ 0.15	$ 1.32	$ (8.32)	$ 0.80
Asset impairments	—	—	—	0.15
Goodwill impairment	0.02	—	8.84	0.26
Restructuring and severance costs	1.00	0.16	1.12	1.10
(Gain) loss on operating assets, net	(0.64)	(0.76)	(0.64)	(0.79)
Pension plan settlements/curtailments	—	0.01	0.04	0.01
(Gain) loss on extinguishment of debt	(0.01)	—	(0.01)	—
(Gain) loss on non-operating assets, net	—	—	(0.02)	—
Other costs	0.06	—	0.09	0.05
Adjusted Diluted EPS[(1)(2)]	$ 0.58	$ 0.73	$ 1.10	$ 1.58

(1) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; gains and losses on extinguishment of debt; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

(2) For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities.

TIME INC.
RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW
(Unaudited; in millions)

	Three Months Ended December 31,		Year Ended December 31,	
	2015	2014	2015	2014
Cash provided by (used in) operations	$ 27	$ 111	$ 154	$ 281
Less: Capital expenditures	(80)	(11)	(212)	(41)
Free Cash Flow[1]	$ (53)	$ 100	$ (58)	$ 240

(1) Free Cash Flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures include $58 million and $161 million for the three months and year ended December 31, 2015, respectively, associated with our real estate relocations.

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2016 OUTLOOK
(Unaudited; in millions)

			2016 Outlook	
		2015 Actual	Low	High
Operating income (loss)		$ (823)	$ 305	$ 340
Depreciation		92	60	70
Amortization of intangible assets		80	75	80
OIBDA[(1)]		$ (651)	$ 440	$ 490
Asset impairments, Goodwill impairment, Restructuring and severance costs, gains/losses on operating assets, pension plan settlements and/or curtailments and Other costs related to mergers, acquisitions, investments and dispositions		1,091	—	—
Adjusted OIBDA[(2)]		$ 440	$ 440	$ 490

(1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

(2) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.

Time Inc.

Management Presentation and Fourth Quarter 2015 Financial Results



FEBRUARY 11, 2016